CONFORMED RESTATED CERTIFICATE OF INCORPORATION

                                        OF

                             BCP/ESSEX HOLDINGS INC.

                BCP/Essex Holdings Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

                FIRST: The name of the Corporation is BCP/Essex Holdings Inc. BCP/Essex Holdings Inc. was originally incorporated under the name MS/Essex Group Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 16, 1988.

                SECOND: Pursuant to Sections 242, 245 and 228 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

                THIRD: The Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:


                                  ARTICLE FIRST

                The name of the corporation is BCP/Essex Holdings Inc. (The "Corporation").


                                  ARTICLE SECOND

                The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is Corporation Service Company.


                                  ARTICLE THIRD

                The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                  ARTICLE FOURTH

                The total number of shares of stock that the Corporation shall have authority to issue is 5,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), and 150,000,000 shares of common stock, divided into two classes consisting of Class A Common Stock, par value $0.01 per share ("Class A Common Stock") and Class B Common Stock,





    par value $0.01 per share ("Class B Common Stock"). Class A Common Stock and Class B Common Stock are hereinafter sometimes collectively referred to as "Common Stock". The Corporation may issue, from time to time, shares of Common Stock either as Class A Common Stock or Class B Common Stock; provided that the total number of shares of both classes issued at any time shall not exceed 150,000,000 shares.

                (a) Preferred Stock. Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issuance of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware. The initial series of Preferred Stock has been designated as a series of 3,100,000 shares of Series A Cumulative Redeemable Exchangeable Preferred Stock (the "Series A Preferred Stock") as set forth in the Certificate of Designation of the Series A Preferred Stock filed with the Secretary of State of Delaware.

                (b) Class A and Class B Common Stock. Except as otherwise provided herein, all shares of Class A Common Stock and Class B Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

                (i) Dividends. The Board of Directors may cause dividends to be paid to holders of shares of Common Stock out of funds legally available for the payment of dividends. Any dividend or distribution on Common Stock shall be payable on shares of Class A Common Stock and Class B Common Stock share and share alike; provided that in the case of dividends payable in shares of Common stock of the Corporation, or options, warrants or rights to acquire shares of such Common Stock, or securities convertible into or exchangeable for shares of such Common Stock, the shares, options, warrants, rights or securities so payable shall be payable in shares of, options, warrants or rights to acquire, or securities convertible into or exchangeable for, Common Stock of the same class upon which the dividend or distribution is being paid.

                (ii)  Conversion.

                Conversion of Class A Common Stock.  Subject to this paragraph
          (ii), any Class A Common Stock may be converted into the same number of shares of Class B Common Stock. This paragraph shall not restrict the ability of the Corporation to issue Class B Common Stock.





                Conversion of Class B Common Stock. Subject to this paragraph (ii), each record holder of Class B Common Stock (a) must convert any of or all the shares of such holder's Class B Common Stock, as specified by the Corporation, into the same number of shares of Class A Common Stock (a "Mandatory Conversion") and
          (b) shall be entitled at any time and from time to time in such holder's sole discretion and at such holder's option, to convert any of or all the shares of such holder's Class B Common Stock into the same number of shares of Class A Common Stock. Notwithstanding clauses (a) and (b) of the preceding sentence, Class B Common Stock constituting Restricted Stock (defined below) with respect to a particular Regulated Stockholder (defined below) may not be converted into Class A Common Stock to the extent that immediately prior thereto, or as a result of such conversion, the number of shares of Class A Common Stock that constitute Restricted Stock with respect to such Regulated Stockholder would exceed the number of shares of Class A Common Stock that such Regulated Stockholder and its Affiliates (defined below) may own, control or have the power to vote under any law, regulation, rule or other requirement of any governmental authority at any time applicable to such Regulated Stockholder or its Affiliates, as determined by such Regulated Stockholder in its sole discretion; provided, however, that each holder of Class B Common Stock may convert such shares into Class A Common Stock if such holder reasonably believes that such converted shares will be transferred within 15 days pursuant to a Conversion Event (defined below) and such holder agrees not to vote any shares of Class A Common Stock prior to such Conversion Event and undertakes promptly to convert such shares back into Class B Common Stock if such shares are not transferred pursuant to a Conversion Event. Each Regulated Stockholder may provide for further restrictions upon the conversion of any shares of Restricted Stock by providing the Corporation with signed, written instructions specifying such additional restrictions and legending such shares as to the existence of such restrictions.

                Conversion Procedures. Each conversion (other than a Mandatory Conversion) of shares of Class A Common Stock into shares of Class B Common Stock, or shares of Class B Common Stock into shares of Class A Common Stock, shall be effected by the surrender of the certificate or certificates representing the shares to be converted (the "Converting Shares") and at the principal office of the Corporation at any time during its usual business hours together with written notice of the holder of such Converting Shares, stating that such holder desires to convert the Converting Shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of the other class of Common Stock (the "Converted Shares"). Such notice shall also state the name or names of (with addresses) and denominations in which the certificate or certificates or Converted Shares shall be issued and shall include instructions for the delivery thereof. The Corporation shall promptly notify each Regulated Stockholder of its receipt of such notice. Promptly after such surrender and the receipt of such notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions the





          certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the Corporation shall deliver to the converting holder a certificate representing any of the Converting Shares that were represented by the certificate or certificates that were delivered to the Corporation in connection with such conversion but that were not converted. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received by the Corporation, and at such time the rights of the holder of the Converting Shares as such holder shall cease and the person or persons in whose name or names the certificate or certificates for the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Converted Shares. Upon issuance of shares in accordance with this paragraph (ii), such Converted Shares shall be deemed to be duly authorized, validly issued, fully paid and nonassessable. The Corporation shall take such actions that may be necessary to ensure that all of the Converted Shares may be issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which the Converted Shares may then be listed (except for official notice of issuance, which will be immediately transmitted to the Corporation upon issuance). The Corporation shall not close its books against the transfer of shares of Class A Common Stock or Class B Common Stock in any manner that would interfere with the timely conversion of any of the Converted Shares.

                The Mandatory Conversion of shares of Class B Common Stock into shares of Class A Common Stock shall (subject to the second sentence of the paragraph above headed "Conversion of Class B Common Stock") be effective upon the Corporation giving to the record holders of the Converted Shares written notice of such conversion, whereupon the Converted Shares shall represent the same number of shares of Class A Common Stock and the rights of any holder of the Converted Shares shall cease, except only the right of such holder to receive any previously declared but unpaid dividends on the Converted Shares, and the certificate or certificates for the Converted Shares shall be deemed to represent the same number of shares of Class A Common Stock. At any time after a Mandatory Conversion, the holders of the Converted Shares may surrender the certificate or certificates that previously represented such Converted Shares for a certificate or certificates representing the same number of shares of Class A Common Stock in the manner set forth above.

                As used in this paragraph (ii):

                 "Affiliate" shall mean, with respect to any person, any other person that is (a) directly or indirectly controlling, controlled by or under common control with such person and (b) subject to the provisions of Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 225 (or any successor to such regulation). For the purpose of the above definition, the term





          "control" (including, with correlative meaning, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

                "Conversion Event" shall mean (a) any public offering or public sale of securities of the Corporation (including a public offering registered under the Securities Act of 1933 and a public sale pursuant to Rule 144 of the Securities and Exchange Commission or any similar rule then in force), (b) any sale of securities of the Corporation to a person or group or persons (within the meaning of the Securities Exchange Act of 1934, as amended (the "1934 Act")) if, after such sale, such person or group of persons in the aggregate would own or control securities that possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors (provided that such sale has been approved by the Corporation's Board of Directors or a committee thereof),
          (c) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Corporation (excluding any Class B Common Stock being converted and disposed of in connection with such Conversion Event) that possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors, (d) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than 2% of the outstanding securities of any class of voting securities of the Corporation, and
          (e) a merger, consolidation or similar transaction involving the Corporation if, after such transaction, a person or group of persons (within the meaning of the 1934 Act) in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving corporation's directors (provided that the transaction has been approved by the Corporation's Board of Directors or a committee thereof).

                "Regulated Stockholder" shall mean any person (a) that is subject to the provisions of Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 225 (or any successor to such regulation), (b) that is acquiring or holds of record shares of Class A Common Stock or Class B Common Stock and (c) that has provided notice to the Corporation of its status as a "Regulated Stockholder" hereunder.

                "Restricted Stock" shall mean, with respect to any Regulated Stockholder, any outstanding shares of Class A Common Stock and/or Class B Common Stock ever held of record by such Regulated Stockholder or its Affiliates, excluding treasury shares; provided, however, that any such shares shall cease to be Restricted Stock with respect to such Regulated Stockholder when such shares are transferred in a transaction that is a Conversion Event or are





          acquired by the Corporation or any subsidiary of the Corporation. The Corporation shall have no responsibility for determining whether any outstanding shares of Class A Common Stock and/or Class B Common Stock constitute Restricted Stock with respect to any particular Regulated Stockholder, but shall instead be entitled to receive, and rely exclusively upon, a written notice provided by such Regulated Stockholder designating such shares as Restricted Stock.

                (iii) Subdivision and Combination of Shares. If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of any class of Common Stock, or shall increase or decrease the number of shares of any class of Common Stock by reclassification thereof, then the outstanding shares of the other classes of Common Stock shall be subdivided or combined, as the case may be, to the same extent, share and share alike, and effective provision shall be made for the protection of the conversion rights hereunder.

                (iv) Distribution of Assets. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Common stock will be entitled to receive, and will participate equally in, all of the remaining assets of the Corporation available for distribution to its stockholders after payment or provision for payment of the debts and other liabilities of the Corporation and all amounts to which the holders of Preferred Stock are entitled have been paid or set aside for payment.

                (v) Voting Rights. The holders of Class A Common stock shall have the general right to vote for all purposes, including the election of directors, as provided by law. Each holder of Class A Common Stock shall be entitled to one vote for each share thereof held. Except as otherwise provided herein or required by law, the holders of Class B Common stock shall have no voting rights and shares of Class B Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters. On any matter on which the holders of shares of Class A Common Stock and the holders of Class B Common Stock are entitled to vote, except as otherwise required by law, all classes of Common Stock entitled to vote shall vote together as a single class, and each holder of shares of Class B Common stock entitled to vote shall be entitled to one vote for each share of such stock held by such holder; provided, however, that holders of shares of the Class B Common Stock shall be entitled to vote as a separate class on any amendment to this

          Article FOURTH (b)(v) and on any amendment, repeal or modification of any provision of this Certificate of Incorporation that adversely affects the powers, preferences or special rights of holders of Class B Common Stock.

                (vi)  Merger, etc.  In connection with any merger,
          consolidation, reclassification or recapitalization in which holders of Class A Common stock generally receive, or are given the opportunity to receive, consideration for their shares, all holders





          of Class B Common Stock shall be given the opportunity to receive the same form of consideration for their shares as is received by holders of Class A Common Stock."


                                  ARTICLE FIFTH

                For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided that:

                (a) the number of directors of the Corporation shall be fixed by, or in the manner provided in, the By-laws of the Corporation;

                (b) in furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to make, alter, amend or repeal the By-laws of the Corporation in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation, subject to the power of the stock-holders of the Corporation having voting power to alter, amend or repeal the By-laws of the Corporation;

                (c) in addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provision of the laws of the State of Delaware, this Certificate of Incorporation and the By-laws of the Corporation;

          (d) any director or any officer elected or appointed by the stockholders or by the Board of Directors, or any Committee thereof, may be removed at any time by a unanimous consent of the stockholders or in such other manner as shall be provided in the By-laws of the Corporation

                (e) unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot; and

                (f) Stockholders of the Corporation shall not have any preemptive rights to subscribe for additional issues of stock of the Corporation except as may be agreed from time to time by the Corporation and any such stockholders. Copies of any agreements granting any stockholder preemptive rights, as amended from time to time, will be kept on file with the Secretary of the Corporation.


                                  ARTICLE SIXTH

                No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's





    duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the Delaware General Corporation Law or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.


                                 ARTICLE SEVENTH

                No contract or transaction between the Corporation and one or more of its directors or officers (or between the Corporation and any other corporation, partnership, associa-tion or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest) shall be void or voidable solely for such reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

                (a) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of disinterested directors, even though the disinterested directors be less than a quorum;

                (b) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders.

                Common or interested directors shall be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes any such contract or transaction. No director of officer shall be liable to account to the Corporation for any profit realized by him or her from or through such contract or transaction solely by reason of the fact that he or she or any other corporation, partnership, association or other organization in which he or she is a director or officer, or has a financial interest, was interested in such contract or transaction.


                                  ARTICLE EIGHTH

                The Corporation shall indemnify any person who was or is a





    party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts in connection with such action, suit or proceeding, in accordance with the laws of the State of Delaware, and to the full extent permitted by such laws except as the By-laws of the Corporation may otherwise provide. Such indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law agreement, vote of stockholders or disinterested directors or otherwise, including insurance purchased and maintained by the Corporation, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


                                  ARTICLE NINTH

                The corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation (including provisions as may hereafter be added or inserted in this Certificate of Incorporation as authorized by the laws of the State of Delaware) in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its current form or as hereafter amended are granted subject to the right reserved in this Article NINTH.

                FOURTH: That the foregoing amendment has been duly adopted in accordance with the provisions of
    Sections 242, 245 and 228 of the General Corporation Law of the State of Delaware.


                IN WITNESS WHEREOF, BCP/Essex Holdings Inc. has caused this Restated Certificate of Incorporation to be executed in its corporate name as of this 9th day of October, 1992.


                                        BCP/ESSEX HOLDINGS INC.




                                        By  /s/ Robert D. Lindsay
                                            ---------------------------
                                            Name:  Robert D. Lindsay
                                            Title: President






    ATTEST:




    By  /s/ Richard R. Davis
        -----------------------
        Name:  Richard R. Davis
        Title: Secretary